Exhibit 3.3

BRAVEHEART BIO, INC.
AMENDED AND RESTATED BYLAWS
Adopted September 3, 2025
ARTICLE I
STOCKHOLDERS
Section 1.    Annual Meeting.
An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as the Board of Directors (or its designee) shall each year fix.
Section 2.    Special Meetings.
Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the Chief Executive Officer, if one is elected, or the President, and shall be held at such place, on such date, and at such time as they or he or she shall fix.
Section 3.    Notice of Meetings.
Notice of the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, if such meeting is to be held solely by means of remote communication, the information required to access the stock list contemplated by Section 8 of this Article I, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).
When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given to each stockholder in conformity herewith. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be more than 60 nor less than 10 days before the date of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
Section 4.    Quorum.
At any meeting of the stockholders, the holders of a majority of the voting power of all of the shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes or series is required, a majority of the voting power of the outstanding shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. The stockholders present at a duly constituted meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to reduce the voting shares below a quorum.
If a quorum shall fail to attend any meeting, the chairman of the meeting or the stockholders by a majority of the votes cast affirmatively or negatively, may adjourn the meeting to another place, if any, date, or time.
Section 5.    Organization.
Such person as the Board of Directors may have designated or, in the absence of such a person, the Chief Executive Officer of the Corporation, if one is elected, or, if there is no Chief Executive Officer, the President, or, in his or her absence, such person as may be chosen by the holders of a majority of the voting power of the shares of stock entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.
Section 6.    Conduct of Business.
The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting. Each of the chairman of the meeting and the Board of Directors shall have the authority to adopt and enforce rules providing for the orderly conduct of the meeting and the safety of those in attendance, including without limitation the authority to: (i) determine when the polls will open and close on items submitted for stockholder action; (ii) fix the time allotted for consideration of each agenda item and for questions and comments, if any, by persons in attendance; (iii) adopt rules for determining who may pose questions and comments during the meeting; (iv) adopt rules for determining who may attend the meeting; and (v) adopt procedures, if any, requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. The chairman of the meeting shall have the power to adjourn or recess any meeting of stockholders.
Section 7.    Proxies and Voting.
At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy given in accordance with Section 212 of the Delaware General Corporation Law.
The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.
All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.
Section 8.    Stock List.
The Corporation shall, at least 10 days before every meeting of stockholders, prepare and make a complete list of stockholders entitled to vote at any meeting of stockholders, provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in his or her name. Nothing contained in this Section 8 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting in the manner provided by law. Such stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law.
The Corporation’s stock ledger (as that term is used in Section 219(c) of the Delaware General Corporation Law) shall be the only evidence as to who are the stockholders entitled by this Section 8 to examine the aforementioned stock list or to vote in person or by proxy at any meeting of stockholders.
Section 9.    Consent of Stockholders in Lieu of Meeting.
Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with Section 228(d)(1) of the Delaware General Corporation Law; provided that the Corporation shall not be required to designate an information processing system for the receipt of consents from stockholders.
No consent shall be effective to take the corporate action referred to therein unless consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this section within 60 days of the first date on which a consent is so delivered to the Corporation. Any person executing a consent may provide, whether through instruction to an agent or otherwise, that such a consent will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made, if evidence of such instruction or provision is provided to the Corporation. Unless otherwise provided, any such consent shall be revocable prior to its becoming effective. Any such consent shall be delivered in accordance with Section 228(d)(1) of the Delaware General Corporation Law.
Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.
Section 10.    Delivery to the Corporation.
Whenever one or more persons (including a stockholder of record) is required by this Article I to deliver a document or information to the Corporation or any of its officers, employees or agents, the Corporation shall not be required to accept delivery of such document or information unless the document or information is in writing (and not in an electronic transmission) and delivered by hand or by certified or registered mail, return receipt requested..
ARTICLE II
BOARD OF DIRECTORS
Section 1.    Number and Term of Office.
The number of directors who shall constitute the Board of Directors shall be such number as the Board of Directors shall from time to time have designated. Each director shall hold office until the next election of directors and until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification, or removal.
No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 2.    Removal of Directors; Resignation
Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the voting power of the outstanding shares entitled to vote at an election of directors. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
Section 3.    Vacancies and Newly Created Directorships.
Unless otherwise provided in the Corporation’s Certificate of Incorporation, as it may be amended, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors by reason of death, resignation, retirement, disqualification, removal or other cause may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next election of directors and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification, or removal.
If there are no directors in office, then an election of directors may be held in the manner provided by Section 223(a) of the Delaware General Corporation Law.
Section 4.    Regular Meetings.
Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.
Section 5.    Special Meetings.
Special meetings of the Board of Directors may be called by the Secretary of the Corporation upon the request of one-third of the directors then in office (rounded up to the nearest whole number) or by the Chief Executive Officer, if one is elected, or, if there is no Chief Executive Officer, the President, and shall be held at such place, if any, on such date, and at such time as they or he or she shall fix. Notice of the place, if any, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five days before the meeting or by facsimile or electronic transmission of the same not less than 24 hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. A meeting may be held at any time without notice if all the directors are present (except as otherwise provided by law) or if those not present waive notice of the meeting in writing, either before or after such meeting.

Section 6.    Quorum.
At any meeting of the Board of Directors, the greater of (a) a majority of the directors then in office at the time quorum is to be determined and (b) one-third of the total number of directors fixed pursuant to Section 1 of Article II of these Bylaws shall constitute a quorum for the transaction of business. If less than a quorum of directors attends any meeting, a majority of the directors present at such meeting may adjourn the meeting from time to time to another place, if any, date or time without further notice or waiver thereof.
Section 7.    Participation in Meetings By Conference Telephone.
Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.
Section 8.    Conduct of Business.
At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors in the same paper or electronic form as the minutes are maintained. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 8 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any consent shall be revocable prior to its becoming effective.
Section 9.    Compensation of Directors.
Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.
Section 10.    Emergency Bylaws.
The provisions of this Section 10 shall be operative during any emergency condition as contemplated by Section 110 of the Delaware General Corporation Law, notwithstanding any different or conflicting provisions in these Bylaws, the Certificate of Incorporation or the Delaware General Corporation Law. In the event of any such emergency condition, the director or directors in attendance at a meeting of the Board of Directors or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate. Except as the Board of Directors may otherwise determine, during any such emergency condition, the Corporation and its directors and officers, may exercise any authority and take any action or measure that is contemplated by Section 110 of the Delaware General Corporation Law.
ARTICLE III
COMMITTEES
Section 1.    Committees of the Board of Directors.
The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.
Section 2.    Conduct of Business.
Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein, determined by the Board of Directors or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of such committee in the same paper or electronic form as the minutes are maintained.
ARTICLE IV
OFFICERS
Section 1.    Generally.
The officers of the Corporation will be chosen by the Board of Directors and will consist of a President, a Secretary, a Treasurer and such other officers, including, without limitation, a Chief Executive Officer and one or more Vice Presidents, as may from time to time be appointed by the Board of Directors (or its designee). Officers shall be elected by the Board of Directors (or its designee), which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person.
Subject to any limitations which may be set forth in a resolution of the Board of Directors, all deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business may be executed on behalf of the Corporation by a President or by any other officer, employee or agent of the Corporation as the Board of Directors (or the President) may authorize.
Section 2.    Chief Executive Officer.
The Chief Executive Officer, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.
Section 3.    President.
Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the President shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of President or which are delegated to him or her by the Board of Directors. He or she shall perform the duties and exercise the powers of the Chief Executive Officer and of the Treasurer in the event of a vacancy in the office of Chief Executive Officer or Treasurer, or in the event of either such person’s absence or disability. He or she shall have power to sign all contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.
Section 4.    Vice President.
Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One Vice President may be designated by the Board of Directors (or its designee) to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.
Section 5.    Treasurer.
The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.
Section 6.    Secretary.
The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors (or its designee) may from time to time prescribe.
Section 7.    Chairman of the Board.
Unless otherwise provided by the Board of Directors, the Chairman of the Board of Directors, if one is elected, shall preside, when present, at all meetings of the stockholders and the Board of Directors. The Chairman of the Board shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.
Section 8.    Delegation of Authority.
The Board of Directors (or its designee) may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.
Section 9.    Removal.
Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors (or its designee).
Section 10.    Action with Respect to Securities of Other Entities.
Unless otherwise directed by the Board of Directors, the Chief Executive Officer, if one is elected, or, if there is no Chief Executive Officer, the President or any officer of the Corporation authorized by the Chief Executive Officer or President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of equity holders of or with respect to any action of equity holders of any other entity in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other entity.
ARTICLE V
STOCK
Section 1.    Certificates of Stock.
The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation, by any two of the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer or any other authorized officers of the Corporation, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer.

Section 2.    Transfers of Stock.
Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate, if one has been issued, for the number of shares involved shall be surrendered for cancellation before a new certificate, if any, is issued therefor.
Section 3.    Record Date.
In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 3 at the adjourned meeting.
In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting in accordance with Section 228 of the Delaware General Corporation Law, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section 228(d)(1) of the Delaware General Corporation Law. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law with respect to the proposed action by consent of the stockholders without a meeting, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
Section 4.    Lost, Stolen or Destroyed Certificates.
In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors (or its designee) may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.
Section 5.    Regulations.
The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.
ARTICLE VI
RESTRICTION ON TRANSFERS AND RIGHT OF FIRST REFUSAL
Section 1.    Transfer Restrictions.
Before any holder (“Stockholder”) of shares of common stock of the Corporation, excluding any shares of common stock of the Corporation issued or issuable upon conversion of any series of preferred stock of the Corporation ( “Shares”) may Transfer (as such term is defined below) Shares (or any interest therein) to another prospective holder, such Stockholder must provide the Corporation with 30 day prior written notice of the proposed Transfer (the “Transfer Notice”). The Transfer Notice shall state the name of the proposed transferee, the number of shares of common stock proposed to be Transferred, whether such shares are vested or unvested shares, the price per share and all other material terms and conditions of the Transfer. Following the Transfer Notice, subject to Section 2 below, the holder must first obtain the prior written consent of the Corporation, upon resolutions duly approved by the Board of Directors, which consent may be withheld in its sole discretion in order to consummate the Transfer (the “Transfer Approval”). “Transfer” shall mean with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or suffrage of a lien or encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale (as such term is defined below) or other disposition of such security (including transfer by testamentary or intestate succession, merger or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. “Constructive Sale” shall mean, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security, or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership. Any purported Transfer of any Shares of the Corporation’s stock effected in violation of this section shall be null and void and shall have no force or effect and the Corporation shall not register any such purported Transfer.
Section 2.    Right of First Refusal.
Subject to the exceptions set forth in Section 3 below, for 30 days following the delivery of a Transfer Notice that results in a Transfer Approval, the Corporation or its assigns shall have the option to purchase all or part of the offered shares at the price and upon the terms set forth in the Transfer Notice (the “Right of First Refusal”). In the event the Corporation or its assigns, as applicable, elects to purchase all or part of the offered shares, it shall give written notice of such election to the Stockholder within such 30 day period. Within 10 days after the Stockholder’s receipt of such notice, the Stockholder shall tender to the Corporation at its principal offices the certificate or certificates representing the offered shares to be purchased by the Corporation, duly endorsed in blank by the Stockholder or with duly endorsed stock powers attached thereto, all in a form suitable for Transfer of the offered shares to the Corporation. Promptly following receipt of such certificate or certificates, the Corporation or its assigns, as applicable, shall deliver or mail to the Stockholder a check in payment of the purchase price for such offered shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Corporation or its assigns, as applicable, may pay for the offered shares on the same terms and conditions as were set forth in the Transfer Notice.
Section 3.    Exceptions for Certain Transfers.
Notwithstanding the foregoing, the provisions of Article VI, Section 1 and Section 2 shall not apply to the following transactions:
a.a repurchase of Shares from a Stockholder by the Corporation at a price no greater than that originally paid by such Stockholder for such Shares and pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board of Directors;
b.in the case of a Stockholder who is an individual, the transfer without consideration of any Shares made for bona fide estate planning purposes, either during a Stockholder’s lifetime or on death by will or intestacy to (i) his or her spouse, including any life partner or similar statutorily-recognized domestic partner, child (natural or adopted), or any other direct lineal descendant of such Stockholder (or his or her spouse, including any life partner or similar statutorily-recognized domestic partner) (all of the foregoing collectively referred to as “family members”), or any other relative/person approved by the Corporation upon resolutions duly approved by the Board of Directors or (ii) any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Stockholder or any such family members; or
c.in the case of a Stockholder that is an entity, the transfer without consideration of any Shares by a Stockholder to its stockholders, members, partners or other equity holders.
Section 4.    Subsequent Transfers.
In the case of any transfer consented to by the Corporation or described in Section 3 above or otherwise, the transferee, assignee, or other recipient shall receive and hold the Shares subject to the provisions of this Article VI, and there shall be no further transfer of such stock except in accordance with Sections 1, 2, 3, and 4 of this Article VI.
Section 5.    Termination of Restriction.
The restrictions in Section 1 and Section 2 of this Article VI shall terminate upon the earlier to occur of (i) the closing of a Sale Event (as defined below); or (ii) the first sale or re-sale of common stock of the Corporation to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). Upon termination of such restrictions, a new certificate or certificates representing the Shares not repurchased shall be issued, on request, without the legend referred to below and delivered to each Stockholder.
For purposes of these Bylaws, “Sale Event” means the consummation of (i) the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, (iii) a merger or consolidation in which the Corporation is a constituent party or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (A) the surviving or resulting corporation; or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation, (iv) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one (1) or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation, (v) the acquisition of all or a majority of the outstanding voting stock of the Corporation in a single transaction or a series of related transactions by a Person or group of Persons, or (vi) any other acquisition of the business of the Corporation, as determined by the Board of Directors; provided, however, that the Corporation’s Initial Public Offering (as defined below), any subsequent public offering or another capital-raising event, or a merger effected solely to change the Corporation’s domicile shall not constitute a “Sale Event”.
“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
“Initial Public Offering” means the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale by the Corporation, or resale, of its equity securities, as a result of or following which the Shares shall be publicly held.
Section 6.    Legend.
The certificate or certificates representing the Shares shall bear the following legend (as well as any legends required by applicable state and federal corporate and securities laws):
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THE BYLAWS OF THE CORPORATION. WHICH SHALL BE PROVIDED UPON REQUEST MADE TO THE SECRETARY OF THE CORPORATION
Section 7.    Waiver.
The provisions of Section 1 of this Article VI may be waived, with respect to any transaction subject thereto (either prospectively or retrospectively), by the Corporation upon resolutions duly approved by the Board of Directors; provided, however, that such restrictions shall continue to apply to the Shares subsequent to such transaction.
ARTICLE VII
NOTICES
Section 1.    Notices.
Notice shall be deemed given:
(i) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation;
(ii) if delivered by courier service, the earlier of when received or left at such stockholder’s address; and
(iii) if given by electronic mail (as defined in Section 232(d)(2) of the Delaware General Corporation Law) to such stockholder’s electronic mail address (as defined in Section 232(d)(2) of the Delaware General Corporation Law) unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the Delaware General Corporation Law.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by another form of electronic transmission in the manner provided in Section 232(b) of the Delaware General Corporation Law, and such notice shall be deemed given as provided in Section 232(c) of the Delaware General Corporation Law.
Section 2.    Waivers.
A written waiver of any notice, signed by the person entitled to notice, or a waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE VIII
MISCELLANEOUS
Section 1.    Signatures.
In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors (or its designee) or a committee thereof. Any signature required or permitted by these Bylaws may be an electronic signature, so long as such signature is provided in accordance with Section 116 of the Delaware General Corporation Law (including any amendments thereto).
Section 2.    Corporate Seal.
The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors (or its designee) or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
Section 3.    Reliance upon Books, Reports and Records.
Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4.    Fiscal Year.
The fiscal year of the Corporation shall be as fixed by the Board of Directors.
Section 5.    Offices.
The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
Section 6.    Records and Reports.
The application and requirements of Section 1501 of the California General Corporation Law are hereby expressly waived to the fullest extent permitted thereunder.
Section 7.    Time Periods.
In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
ARTICLE IX
INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 1.    Right to Indemnification.
Each person who was or is made a party to or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation designated by the Board of Directors, or, while serving in either such capacity, is or was serving at the request of the Corporation as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee, or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article IX with respect to proceedings to enforce rights to advancement and indemnification, the Corporation shall indemnify, and shall advance expenses to, any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation; provided, further, that, to the fullest extent permitted by Delaware law, the Corporation may modify the extent of such indemnification by individual contracts with its directors and officers.
Section 2.    Right to Advancement of Expenses.
In addition to the right to indemnification conferred in Section 1 of this Article IX, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.
Section 3.    Right of Indemnitee to Bring Suit.
If a claim under Section 1 or 2 of this Article IX is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the

Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article IX or otherwise, shall be on the Corporation.
Section 4.    Successful Defense of a Proceeding.
To the extent an indemnitee has been successful on the merits or otherwise in defense of any proceeding (or in defense of any claim, issue or matter therein), such indemnitee shall be indemnified under this Section 4 against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such defense. Indemnification under this Section 4 shall not require indemnitee to satisfy any standard of conduct, and the Corporation may not assert a failure to satisfy any standard of conduct as a basis to deny indemnification or recover amounts advanced, including in a suit brought pursuant to Section 3 of this Article IX (notwithstanding anything to the contrary contained therein); provided, however, that, any indemnitee who is not a current or former director or “officer” (as such term is defined in the final sentence of Section 145(c)(1) of the Delaware General Corporation Law) shall be indemnified under Section 1 of this Article IX and this Section 4 only if such indemnitee has satisfied the standard of conduct required for indemnification under Section 145(a) or Section 145(b) of the Delaware General Corporation Law.
Section 5.    Non-Exclusivity of Rights.
The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
Section 6.    Insurance.
The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
Section 7.    Indemnification of Employees and Agents of the Corporation.
The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IX with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
Section 8.    Nature of Rights.
The rights conferred upon indemnitees in this Article IX shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article IX that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.
ARTICLE X
AMENDMENTS
These Bylaws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.
ARTICLE XI
FORUM SELECTION
Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, all Internal Corporate Claims shall be brought solely and exclusively in the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware). “Internal Corporate Claims” means claims, including claims in the right of the Corporation, brought by a current or former stockholder (including a current or former beneficial owner) (i) that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity or (ii) as to which the Delaware General Corporation Law confers jurisdiction upon the Court of Chancery of the State of Delaware.

CERTIFICATE OF SECRETARY OF
BRAVEHEART BIO, INC.
The undersigned, David Malek, hereby certifies that he is the duly elected and acting Secretary of Braveheart Bio, Inc., a Delaware corporation (the “Corporation”), and that the Bylaws attached hereto constitute the Bylaws of said Corporation as duly adopted by Action by Unanimous Written Consent in Lieu of Organizational Meeting of the Board of Directors on September 3, 2025.
IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name on September 3, 2025.

/s/ David Malek
David Malek, Secretary
[Signature Page of Bylaws]